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                                                                    EXHIBIT 21.1

                               MRO SOFTWARE, INC.
                              List of Subsidiaries

                                       Jurisdiction of
Name of Subsidiary                     Incorporation     Ownership
------------------                     ---------------   ---------
MRO International
Software, Inc.                         Delaware             (1)
MRO Security Corporation               Massachusetts        (1)
MRO International
Holdings, Inc.                         Delaware             (2)
MRO Software, UK Limited               United Kingdom       (2)
MRO Liquidation Co. Limited            Canada               (2)
MRO Software (Canada) Ltd.             Canada               (2)
MRO Software S.A.R.L.                  France               (2)
MRO Software Australia Pty.
Limited                                Australia            (2)
MRO Software GmbH                      Germany              (2)
MRO Software NV                        Netherlands          (2)
MRO Software AB                        Sweden               (2)
MRO Software Japan K.K.                Japan                (2)
MRO Software Thailand Limited          Thailand             (2)
PSDI India Private Limited             India                (2)
MRO Software (Singapore) Pte Ltd       Singapore            (2)
MRO Software do Brasil Ltda.           Brazil               (3)
MRO Software Hong Kong Ltd.            Hong Kong            (2)
MRO Software Korea Co., Ltd.           Korea                (2)
MRO Software Mexico S.A. de C.V.       Mexico               (2)
MRO Software (Shanghai) Co. Ltd        China                (1)
MRO Software Italia s.r.l.             Italy                (2)
MRO.com, Limited                       United Kingdom       (1)
MRO.com (Asia) Limited                 Hong Kong            (1)
Divested Enterprise,Inc.               Delaware             (1)
MainControl, Inc.                      Delaware             (4)
MC Holding Corp. I                     Delaware             (4)
MC Holding Corp II                     Delaware             (1)
MC Holding Corp. III                   Delaware             (1)
MainControl Research Ltd.              Delaware             (5)
MainControl GmbH                       Germany              (5)
MainControl, Ltd.                      Israel              (5&6)
Modern Distribution Management, Inc.   Minnesota            (1)
Raptor ASA Corporation                 Louisiana            (1)

(1)   All of the outstanding capital stock is owned by MRO Software, Inc.

(2) All of the outstanding capital stock (other than certain qualifying shares required in the jurisdiction of organization and representing from 0% to 2% of the outstanding capital stock), is owned by MRO International Software, Inc.

(3) 4,950 shares are owned by MRO International Software, Inc. and 50 shares are owned by MRO International Holdings, Inc.

(4)   MRO Software Inc. owns 100% of MC Holding Corp. II and MC Holding Corp.
      III. MC Holding Corp. II and MC Holding Corp. III each hold a 50% interest in MC Holding Corp. I. MC Holding Corp. I owns 100% of MainControl, Inc. MC Holding Corp. I originally owned 100% of Capri Acquisition Corp. which was merged into MainControl, Inc.

(5)   MainControl, Inc owns 100%.

(6) MainControl, Ltd. Israel (The Company holds 3,999 shares and 1 share is held by G.L.E. Trust Services Ltd.) also domesticated in Delaware for tax purposes as MainControl Research Ltd.